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                    COMBINED TRADITIONAL/ROTH PACKAGE

                    INVESTORS FIDUCIARY TRUST COMPANY
                                    DST


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




                       INVESTORS FIDUCIARY TRUST COMPANY

                              TRADITIONAL OR ROTH

                         INDIVIDUAL RETIREMENT ACCOUNT

                                INFORMATION KIT


                          (EFFECTIVE JANUARY 1, 1998)

                                  Seligman IRA
                                Information Kit

INTRODUCTION

What's New In The World Of IRAs?

     An Individual Retirement Account ("IRA") has always provided an attractive means to save money for the future on a tax-advantaged basis. Recent changes to Federal tax law have now made the IRA an even more flexible investment and savings vehicle. Among the new changes is the creation of the Roth Individual Retirement Account ("Roth IRA"), which will be available for use after January 1, 1998. Under a Roth IRA, the earnings and interest on an individual's nondeductible contributions grow without being taxed, and distributions may be tax-free under certain circumstances. Most taxpayers (except for those with very high income levels) will be eligible to contribute to a Roth IRA. A Roth IRA can be used instead of a Traditional IRA, to replace an existing Traditional IRA, or complement a Traditional IRA you wish to continue maintaining.

     Taxpayers with adjusted gross income of up to $100,000 are eligible to convert existing IRAs into Roth IRAs. The details on conversion are found in the description of Roth IRAs in this booklet.

     Congress has also made significant changes to Traditional IRAs. First, Congress increased the income levels at which IRA holders who participate in employer-sponsored retirement plans can make deductible Traditional IRA contributions. Also, the rules for deductible contributions by an IRA holder whose spouse is a participant in an employer-sponsored retirement plan have been liberalized. Second, the 10% penalty tax for premature withdrawals (before age 59_) will no longer apply in the case of withdrawals to pay certain higher education expenses or certain first-time homebuyer expenses.

What's in This Kit?

     In this Kit you will find detailed information about Roth IRAs and about the changes that have been made to Traditional IRAs. You will also find everything you need to establish and maintain either a Traditional or Roth IRA, or to convert all or part of an existing Traditional IRA to a Roth IRA.

     The first section of this Kit contains the instructions and forms you will need to open a new Traditional or Roth IRA, to transfer from another IRA to a Investors Fiduciary Trust IRA, or to convert a Traditional IRA to a Roth IRA.

     The second section of this Kit contains our Universal IRA Disclosure Statement. The Disclosure Statement is divided into three parts:

          Part One describes the basic rules and benefits which are specifically applicable to your Traditional IRA.

          Part Two describes the basic rules and benefits which are specifically applicable to your Roth IRA.

          Part Three describes important rules and information applicable to all IRAs.

          The third section of this Kit contains two IRA Custodial Agreements.

          Part One contains the Custodial Agreement applicable to Traditional IRAs.

          Part Two contains the Custodial Agreement applicable to Roth IRAs.

This Universal Individual Retirement Custodial Account Kit contains information and forms for both Traditional IRAs and Roth IRAs. However, you may use the Adoption Agreement in this Kit to establish only one Traditional IRA or one Roth IRA; separate Adoption Agreements must be completed if you want to establish multiple (Roth or Traditional) IRA accounts.

What's the Difference Between a Traditional IRA and a Roth IRA?


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     With a Traditional IRA, an individual can contribute up to $2,000 per year and may be able to deduct the contribution from taxable income, reducing income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax-free. Withdrawals before age 59_ are assessed a 10% penalty in addition to income tax, unless an exception applies.

     With a Roth IRA, the contribution limits are essentially the same as Traditional IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are tax-free. Most important with a Roth
IRA: there is no income tax on qualified withdrawals from your Roth IRA. Additionally, unlike a Traditional IRA, there is no prohibition on making contributions to Roth IRAs after turning age 70_, and there's no requirement that you begin making minimum withdrawals at that age.

     The following chart highlights some of the major differences between a Traditional IRA and a Roth IRA:

================================================================================================================================
Characteristics                               Traditional                                          Roth
                                                  IRA                                               IRA
--------------------------------------------------------------------------------------------------------------------------------
Eligibility                       Individuals (and their spouses) who              Individuals (and their spouses) who
                                  receive compensation                             receive compensation under the maximum limit
                                  Individuals age 70_ and over may not             Individuals age 70_ and over may
                                  contribute                                       contribute
--------------------------------------------------------------------------------------------------------------------------------
Tax Treatment of Contributions    Subject to limitations, contributions            No deduction permitted for amounts
                                  are deductible                                   contributed
--------------------------------------------------------------------------------------------------------------------------------
Contribution Limits               Individuals may contribute up to $2,000          Individuals may generally contribute
                                  annually (or 100% of compensation, if less)      up to $2,000 (or 100% of compensation,
                                  Deductibility depends on income level            if less)
                                  for individuals who are active                   Ability to contribute phases out at
                                  participants in an employer-sponsored            income levels of $95,000 to $110,000
                                  retirement plan                                  (individual taxpayer) and $150,000 to
                                                                                   $160,000 (married taxpayers)
                                                                                   Overall limit for contributions to all
                                                                                   IRAs (Traditional and Roth combined) is
                                                                                   $2,000 annually (or 100% of compensation,
                                                                                   if less)
--------------------------------------------------------------------------------------------------------------------------------
Earnings                          Earnings and interest are not taxed              Earnings and interest are not taxed
                                  while held in your IRA                           while held in your IRA
--------------------------------------------------------------------------------------------------------------------------------
Rollover/Conversions              Individual may rollover amounts held             Rollovers from other Roth IRAs or
                                  in employer-sponsored retirement                 Traditional IRAs only
                                  arrangements (401(k), SEP IRA, etc.)             Amounts rolled over (or converted)
                                  tax free to Traditional IRA                      from another Traditional IRA are
                                                                                   subject to income tax in the year
                                                                                   rolled over or converted
                                                                                   Tax on amounts rolled over or converted
                                                                                   in 1998 is spread over four year period
                                                                                   (1998-2001)
--------------------------------------------------------------------------------------------------------------------------------
Withdrawals                       Total (principal + earnings) taxable             Not taxable as long as a qualified
                                  as income in year withdrawn (except              distribution-generally, account open
                                  for any prior non-deductible contributions)      for 5 years, and age 59_
                                  Minimum withdrawals must begin after             Minimum withdrawals not required
                                  age 70_                                          after age 70_
================================================================================================================================



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Is a Roth or a Traditional IRA Right For Me?

     We cannot act as your legal or tax advisor and so we cannot tell you which kind of IRA is right for you. The information contained in this Kit is intended to provide you with the basic information and material you will need if you decide whether a Traditional or Roth IRA is better for you, or if you want to convert an existing Traditional IRA to a Roth IRA. We suggest that you consult with your accountant, lawyer or other tax advisor, or with a qualified financial planner, to determine whether you should open a Traditional or Roth IRA or convert any or all of an existing Traditional IRA to a Roth IRA. Your tax advisor can also advise you as to the state tax consequences that may affect whether a Traditional or Roth IRA is right for you.

SEPs and SIMPLEs.

The Investors Fiduciary Trust Traditional IRA may be used in connection with a simplified employee pension (SEP) plan maintained by your employer. To establish a Traditional IRA as part of your Employer's SEP plan, complete the Adoption Agreement for a Traditional IRA, indicating in the proper box that the IRA is part of a SEP plan. A Roth IRA should not be used in connection with a SEP plan.

A Roth IRA may not be used as part of an employer SIMPLE IRA plan. A Traditional IRA may be used, but only after an individual has been participating for two or more years (for the first two years, only a special SIMPLE IRA may be used). SIMPLE IRA plans were added by the 1996 tax law to provide an easy and inexpensive way for small employers to provide retirement benefits for their employees. If you are interested in a SIMPLE IRA plan at your place of employment, call or write to the number or address given at the end of the Disclosure Statement portion of this Kit.

Other Points to Note.

     The Disclosure Statement in this Kit provides you with the basic information that you should know about Investors Fiduciary Trust Company Traditional IRAs and Roth IRAs. The Disclosure Statement provides general information about the governing rules for these IRAs and the benefits and features offered through each type of IRA. However, the Investors Fiduciary Trust Company Adoption Agreement and the Custodial Agreement, are the primary documents controlling the terms and conditions of your personal Investors Fiduciary Trust Company Traditional or Roth IRA, and these shall govern in the case of any difference with the Disclosure Statement.

     You or your when used throughout this Kit refer to the person for whom the Investors Fiduciary Trust Company Traditional or Roth IRA is established, except that the person who establishes the IRA is called the "Depositor" in the IRA agreements. A Roth IRA is either an Investors Fiduciary Trust Company Roth IRA or any Roth IRA established by any other financial institution. A Traditional IRA is any non-Roth IRA offered by Investors Fiduciary Trust Company or any other financial institution for annual contributions and rollovers, other than a SIMPLE IRA or an Education IRA (these may not be created using the forms in this kit).


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                                The Seligman IRA
                              Disclosure Statement
                          Traditional IRAs & Roth IRAs

                   Part One: Description of Traditional IRAs

SPECIAL NOTE

     Part One of the Disclosure Statement describes the rules applicable to Traditional IRAs beginning January 1, 1998. IRAs described in these pages are called "Traditional IRAs" to distinguish them from the new "Roth IRAs" first available starting in 1998. Roth IRAs are described in Part Two of this Disclosure Statement.

     For Traditional IRA contributions for 1997 (including contributions made up to April 15, 1998 but designated as contributions for 1997), there are different rules for determining the deductibility of your contribution on your federal tax return. For contributions for 1997, the "active participant" limits on deductibility (described below) apply if either spouse is an active participant in an employer-sponsored plan. Also, the adjusted gross income ("AGI") levels for partially deductible or nondeductible Traditional IRA contributions (described below) are lower for 1997 ($25,000 for single taxpayers, with no deduction if your AGI is above $35,000; and $40,000 for married taxpayers filing jointly, with no deduction if your AGI is above $50,000). Also, the exceptions to the 10% early withdrawal penalty for withdrawals to pay certain higher education or first-time homebuyer expenses do not apply to withdrawals in 1997.

     This Part One of the Disclosure Statement describes Traditional IRAs. It does not describe Roth IRAs, a new type of IRA available starting in 1998. Contributions to a Roth IRA are not deductible (regardless of your AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement if you are interested in learning more about Roth IRAs or are adopting a Roth IRA.

     Traditional IRAs described in this Disclosure Statement may be used as part of a simplified employee pension (SEP) plan maintained by your employer. Under a SEP your employer may make contributions to your Traditional IRA, and these contributions may exceed the normal limits on Traditional IRA contributions. This Disclosure Statement does not describe IRAs established in connection with a SIMPLE IRA program maintained by your employer. Employers provide special explanatory materials for accounts established as part of a SIMPLE IRA program. Traditional IRAs may be used as rollover IRAs in connection with a SIMPLE IRA program, but for the first two years of participation a special SIMPLE IRA (not a Traditional IRA) is required.

YOUR TRADITIONAL IRA

     This Part One contains information about your Traditional Individual Retirement Custodial Account with Seligman. A Traditional IRA gives you several tax benefits. Earnings on the assets held in your Traditional IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Traditional IRA contribution on your federal income tax return. State income tax treatment of your Traditional IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Traditional or Roth IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.

ELIGIBILITY

What are the eligibility requirements for a Traditional IRA?

     You are eligible to establish and contribute to a Traditional IRA for a year if:

          You received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

          You did not reach age 70_ during the year.

Can I Contribute to a Traditional IRA for my Spouse?

     For each year before the year when your spouse attains age 70, you can contribute to a separate Traditional IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Traditional IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Traditional IRA, separate from yours, to which you contribute.

CONTRIBUTIONS

When Can I Make Contributions to a Traditional IRA?

     You may make a contribution to your existing Traditional IRA or establish a new Traditional IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

How Much Can I Contribute to my Traditional IRA?

     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.


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     If you and your spouse have spousal Traditional IRAs, each spouse may contribute up to $2,000 to his or her IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's Traditional IRA is $2,000 for the year.

     If you (or your spouse) establish a new Roth IRA and make contributions to both your Traditional IRA and a Roth IRA, the combined limit on contributions to each of your (or your spouse's) Traditional IRA and Roth IRA for a single calendar year is $2,000.

How Do I Know if my Contribution is Tax Deductible?

     If your adjusted gross income exceeds a minimum level, the deductibility of your contribution depends upon whether you are an active participant in any employer-sponsored retirement plan. If you are not an active participant, the entire contribution to your Traditional IRA is deductible.

     If you are an active participant in an employer-sponsored plan, your Traditional IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see below).

     Similarly, the deductibility of a contribution to a Traditional IRA for your spouse depends upon whether your spouse is an active participant in any employer-sponsored retirement plan. If your spouse is not an active participant, the contribution to your spouse's Traditional IRA will be deductible. If your spouse is an active participant, the Traditional IRA contribution will be completely, partly or not deductible depending upon your combined income.

     An exception to the preceding rules applies to high-income married taxpayers, where one spouse is an active participant in an employer-sponsored retirement plan and the other spouse is not. A contribution to the non-active participant spouse's Traditional IRA will be only partly deductible at an adjusted gross income level on the joint tax return of $150,000, and the deductibility will be phased out as described below over the next $10,000 so that there will be no deduction at all with an adjusted gross income level of $160,000 or higher.

How do I Determine My or My Spouse's "Active Participant" status?

     Your (or your spouse's) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

     In addition, regardless of income level, your spouse's "active participant" status will not affect the deductibility of your contributions to your Traditional IRA if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

What are the Deduction Restrictions for Active Participants?

     If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Traditional IRA (or your spouse's Traditional IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income ("AGI"). If AGI is any amount up to the lower limit, the contribution is fully deductible. If your AGI falls between the lower limit and the upper limit, the contribution is partly deductible. If your AGI falls above the upper limit, the contribution is not deductible.

                         FOR ACTIVE PARTICIPANTS - 1998

                 --------------------------------------------------------------------------------------
                      If You Are                      If You Are                  Then Your Traditional
                        Single                   Married Filing Jointly            IRA Contribution Is
                 --------------------------------------------------------------------------------------

                 --------------------------------------------------------------------------------------
                       Up to                            Up to                             Fully
                    Lower Limit                      Lower Limit                        Deductible
                 ($30,000 for 1998)              ($50,000 for 1998)
                 --------------------------------------------------------------------------------------
Adjusted         More than Lower Limit          More than Lower Limit                     Partly
Gross               But less than                    but less than                      Deductible
Income               Upper Limit                      Upper Limit
(AGI) Level       ($40,000 for 1998)              ($60,000 for 1998)
                 --------------------------------------------------------------------------------------
                 Upper Limit or more            Upper Limit or more                         Not
                                                                                        Deductible
                 --------------------------------------------------------------------------------------

The Lower Limit and the Upper Limit will change for 1999 and later years. The Lower Limit and Upper Limit for these years are shown in the following table. Substitute the correct Lower Limit and Upper Limit in the table above to determine deductibility in any particular year. (Note: if you are married but filing separate returns, your Lower Limit is always zero and your Upper Limit is always $10,000).


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                        TABLE OF LOWER AND UPPER LIMITS

--------------------------------------------------------------------------
Year                 Single                       Married
                                               Filing Jointly
--------------------------------------------------------------------------
           Lower Limit    Upper Limit    Lower Limit    Upper Limit
--------------------------------------------------------------------------
1999         $31,000       $41,000         $51,000        $61,000

2000         $32,000       $42,000         $52,000        $62,000

2001         $33,000       $43,000         $53,000        $63,000

2002         $34,000       $44,000         $54,000        $64,000

2003         $40,000       $50,000         $60,000        $70,000

2004         $45,000       $55,000         $65,000        $75,000

2005         $50,000       $60,000         $70,000        $80,000

2006         $50,000       $60,000         $75,000        $85,000

2007 and     $50,000       $60,000         $80,000       $100,000
 Later
--------------------------------------------------------------------------

How do I Calculate my Deduction if I Fall in the "Partly Deductible" Range?

     If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit (for 1998: $30,000 if single, or $50,000 if married filing jointly). The denominator is $10,000 (note that the denominator for married joint filers is $20,000 starting in 2007). Subtract this from your contribution and then round down to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contributed at least $200). If your contribution was less than $200, then the entire contribution is deductible.

     For example, assume that you make a $2,000 contribution to your Traditional IRA in 1998, a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

1. The amount by which your AGI exceeds the lower limit of the partly-deductible range:
                                             ($57,555-$50,000) = $7,555

2.   Divide this by $10,000:     $ 7,555
                                 -------  = 0.7555
                                 $10,000

3.   Multiply this by your contribution limit:
            0.7555 x $2,000 = $1,511

4.   Subtract this from your contribution:
           ($2,000 - $1,551) = $489

5.   Round this down to the nearest $10: = $480

6.   Your deductible contribution is the greater of this amount or $200.

Even though part or all of your contribution is not deductible, you may still contribute to your Traditional IRA (and your spouse may contribute to your spouse's Traditional IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Traditional IRA for the year. See IRS Form 8606. Failure to file Form 8606 may result in a penalty of $50.

How Do I Determine My AGI?

     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

What Happens if I Contribute more than Allowed to my Traditional IRA?

     The maximum contribution you can make to a Traditional IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

How can I Correct an Excess Contribution?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions)


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for filing your federal income tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59_

What Happens if I Don't Correct the Excess Contribution by the Tax Return Due Date?

     Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

     Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includable in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Traditional IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X) which removes the excess deduction).

How are Excess Contributions Treated if None of the Preceding Rules Apply?

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includable in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

     Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

Are the Earnings on My Traditional IRA Funds Taxed?

     Any dividends on or growth of the investments held in your Traditional IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Traditional IRA is revoked or you pledge your IRA as security for a loan (this is described in Part Three of this Disclosure Statement).

TRANSFERS/ROLLOVERS

Can I Transfer or Roll Over a Distribution I Receive from my Employer's Retirement Plan into a Traditional IRA?

     Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to a Traditional IRA. The main exceptions are payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),

          installment payments for a period of 10 years or more,

          required distributions (generally the rules require distributions starting at age 70_ or for certain employees starting at retirement, if later), and payments of employee after-tax contributions.

If you are eligible to receive a distribution from a tax qualified retirement plan as a result of, for example, termination of employment, plan discontinuance, or retirement, all or part of the distribution may be transferred directly into your Traditional IRA. Your employer may elect to issue you a check made out to the new trustee or custodian instead of paying the new trustee or custodian directly. In either case, this is a called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your Traditional IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.

     The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70_ and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a Traditional IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.

     NOTE: A qualified plan administrator or 403(b) sponsor MUST WITHHOLD 20% OF YOUR DISTRIBUTION for federal income taxes UNLESS you elect a direct rollover. Your plan or 403(b) sponsor is required to provide you with information about direct and traditional rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

     The rules governing rollovers are complicated. Be sure to consult your tax advisor or the IRS if you have a question about rollovers.

Once I Have Rolled Over a Plan Distribution into a Traditional IRA, Can I Subsequently Roll Over into another Employer's Qualified Retirement Plan?

     Yes. Part or all of an eligible distribution received from a qualified plan may be transferred from the Traditional IRA holding it to another qualified plan. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any contributions by you (or your spouse). Also, the new qualified plan must accept rollovers. Similar rules apply to Traditional IRAs established with rollovers from 403(b) arrangements, except that only another 403(b) arrangement may accept the rollover.

Can I Make a Traditional Rollover from my Traditional IRA to another Traditional IRA?


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     You may make a rollover from one Traditional IRA to another Traditional IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Traditional IRA. After making a traditional rollover from one Traditional IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Traditional IRA custodian to transfer amounts directly to another Traditional IRA custodian; such a direct transfer does not count as a rollover.)

What Happens If I Combine Rollover Contributions With My Normal Contributions In One IRA?

     If you wish to make both a normal annual contribution and a rollover contribution, you may wish to open two separate Traditional IRAs by completing two Adoption Agreements and two sets of forms. You should consult a tax advisor before making your annual contribution to the IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your annual contributions). This is because combining your annual contributions and rollover contributions originating from an employer plan distribution would prohibit the future rollover out of the IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your annual contributions, you should establish the account as a Traditional IRA on the Adoption Agreement (not a Rollover IRA or Direct Rollover
IRA) and make the contributions to that account.

How Do Rollovers Affect my Contribution or Deduction Limits?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

What About Converting My Traditional IRA to a Roth IRA?

     The rules for converting a Traditional IRA to a new Roth IRA, or making a rollover from a Traditional IRA to a new Roth IRA, are described in Part Two below.

WITHDRAWALS

When can I make withdrawals from my Traditional IRA?

     You may withdraw from your Traditional IRA at any time. However, withdrawals before age 59_ may be subject to a 10% penalty tax in addition to regular income taxes (see below).

When must I start making withdrawals?

     If you have not withdrawn your entire IRA by the April 1 following the year in which you reach 70_, (your "required beginning date") you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70_) does not apply to Traditional IRAs.

     You can take a lump-sum payment or choose one of several periodic payment programs allowed by law, including life annuities. Generally, the law permits you to receive your IRA in installments over a period not extending beyond your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined in accordance with the IRS tables. Generally, the minimum amount you are required to take each year is determined by multiplying the balance of your IRA as of the end of the preceding year by a fraction, the numerator of which is 1 and the denominator of which is your life expectancy (or the joint life expectancy of you and your beneficiary) determined as of the year in which you reach age 70_ reduced by one for each whole year since you reached age 70_. However, your life expectancy (and your spouse's if he or she is your beneficiary) will be recalculated each year if you have not made and election not to have recalculation apply. The life expectancy of a beneficiary who isn't your spouse may not be recalculated. If life expectancies are being recalculated, the minimum distribution is determined by dividing the balance in the IRA at the end of the preceding year by the life expectancy determined as of attained ages in the year in question. If your beneficiary is not your spouse, distributions must also meet a separate minimum test called the minimum incidental death benefit rule. The minimum withdrawal rules are complex. Consult your tax advisor or IRS Publication 590 for assistance.

     If you withdraw less than required, the penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

     Distribution on and after your death. If you die after your required beginning date, the balance in your IRA will continue to be distributed to your designated beneficiaries at least as rapidly as under the method of distribution being used prior to your death.

     If you die before the distribution of your interest has begun, the entire balance of the account must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life expectancy beginning no later than December 31 of the year following the year in which you die, or, if your beneficiary is your spouse, distribution may be delayed until December 31 of the year in which you would have attained age 70_. In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in the IRA (or remaining part of such interest if distribution has already begun) as his or her own IRA subject to the regular IRA distribution requirements. In such case, your spouse will be considered to be the owner of the IRA and may elect a new form of payment based on the spouse's (and any beneficiary's) life expectancy. This election is considered to have been made if your spouse makes a regular IRA contribution to this IRA, makes a rollover to or from this IRA or fails to elect any of the above distribution provisions. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA and your beneficiary may NOT elect to be considered the owner of the IRA.

How Are Withdrawals From My Traditional IRA Taxed?

     Amounts withdrawn by you are includable in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from a Traditional IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

     Since the purpose of a Traditional IRA is to accumulate funds for retirement, your receipt or use of any portion of your Traditional IRA before you attain age 59_ generally will be considered as an early withdrawal and subject to a 10% penalty tax.

     The 10% penalty tax for early withdrawal will not apply if:

     The distribution was a result of your death or disability.

     The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child, or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half-time. The expenses must be incurred for education furnished in academic periods beginning after December 31, 1997.

     The withdrawal is used to pay eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

     There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

     The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

     If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The 10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59_, whichever is later. If you make a change before then the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Traditional IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59_.

     The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7?% of your adjusted gross income for that year).

     The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exceptio applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

How are Nondeductible Contributions Taxed When They are Withdrawn?

     A withdrawal of nondeductible contributions (not including earnings) will be tax-free. However, if you made both deductible and nondeductible contributions to your Traditional IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn which bears the same ratio as your total nondeductible Traditional IRA contributions bear to the total balance of all your Traditional IRAs (including rollover IRAs and SEPs, but not including Roth IRAs).

     For example, assume that you made the following Traditional IRA contributions:

               Year      Deductible      Nondeductible
               ----      ----------      -------------
               1995       $2,000
               1996       $2,000
               1997       $1,000            $1,000
               1998                         $1,000
                          ------            ------
                          $5,000            $2,000

     In addition assume that your Traditional IRA has total investment earnings through 1998 of $1,000. During 1998 you withdraw $500. Your total account balance as of 12-31-98 is $7,500 as shown below.

Deductible Contributions                     $5,000
Nondeductible Contributions                  $2,000
Earnings On IRA                              $1,000
Less 1998 Withdrawal                         $  500
                                             ------
Total Account Balance as of 12/31/98         $7,500

     To determine the nontaxable portion of your 1998 withdrawal, the total 1998 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1998 withdrawal ($2,000). The denominator is the total account balance as of 12-31-98 ($7,500) plus the 1998 withdrawal ($500) or $8,000. The calculation is:

                Total Remaining
          Nondeductible Contributions     $2,000 x $500  =  $  125
          ---------------------------     ------
           Total Account Balance          $8,000

     Thus, $125 of the $500 withdrawal in 1998 will not be included in your taxable income. The remaining $375 will be taxable for 1998. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

     A loss in your Traditional IRA investment may be deductible at the time of the withdrawal. You should consult your tax advisor for further details on the appropriate calculation for this deduction if applicable.

Is there a penalty tax on certain large withdrawals or accumulations in my IRA?

     Earlier tax laws imposed a "success" penalty equal to 15% of withdrawals from all retirement accounts (including IRAs, 401(k) or other employer retirement plans, 403(b) arrangements and others) in a year exceeding a specified amount (initially $150,000 per year). Also, there was a 15% estate tax penalty on excess accumulations remaining in IRAs and other tax-favored arrangements upon your death. These 15% penalty taxes have been repealed.

Important: Please see Part Three below which contains important information applicable to all Seligman IRAs.


                       Part Two: Description of Roth IRAs

SPECIAL NOTE

     Part Two of the Disclosure Statement describes the rules generally applicable to Roth IRAs beginning January 1, 1998.

     Roth IRAs are a new kind of IRA available for the first time in 1998. Contributions to a Roth IRA for 1997 are not permitted. Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.

     This Part Two does not describe Traditional IRAs. If you wish to review information about Traditional IRAs, or are adopting a Traditional IRA, please see Part One of this Disclosure Statement.

     This Disclosure Statement also does not describe IRAs established in connection with a SIMPLE IRA program or a Simplified Employee Pension (SEP) plan maintained by your employer. Roth IRAs may not be used in connection with a SIMPLE IRA program or a SEP plan.

YOUR ROTH IRA

     Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described below) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements.

ELIGIBILITY

What are the eligibility requirements for a Roth IRA?

     Starting with 1998, you are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

     In contrast to a Traditional IRA, with a Roth IRA you may continue making contributions after you reach age 70_.

     Assets of a Roth IRA must always be kept separate from and cannot be combined with assets of a Traditional IRA. You must designate the IRA as a Roth IRA by completing a separate adoption agreement at the time the Roth IRA is established. The IRS also recommends establishing a separate Roth IRA for annual contributions if you have a Roth Conversion IRA.

Can I Contribute to Roth IRA for my Spouse?

     Starting with 1998, if you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

     Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of the Disclosure Statement.

CONTRIBUTIONS

When Can I Make Contributions to a Roth IRA?

     You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year. For example, you will have until April 15, 1999 to establish and make a contribution to a Roth IRA for 1998.

     Caution: Since Roth IRAs are available starting January 1, 1998, you may not make a contribution by April 15, 1998 to a Roth IRA for 1997.

How Much Can I Contribute to my Roth IRA?

     For each year when you are eligible (see above), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed).

     Annual contributions may be made only to a Roth IRA annual contribution account which does not contain converted or transferred funds from a Traditional IRA.

     Your Roth IRA limit is reduced by any contributions for the same year to a Traditional IRA. For example, assuming you have at least $2,000 in compensation or earned income, if you contribute $500 to your Traditional IRA for 1998, your maximum Roth IRA contribution for 1998 will be $1,500.

     If you and your spouse have spousal Roth IRAs, each spouse may contribute up to $2,000 to his or her Roth IRA for a year as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to that spouse's compensation amount, or $2,000 if less. The spouse with the lower compensation amount may contribute any amount up to that spouse's compensation plus any excess the other spouse's compensation over the other spouse's Roth IRA contribution. However, the maximum contribution to either spouse's Roth IRA is $2,000 for the year.

     As noted above, the spousal Roth IRA limits are reduced by any contributions for the same calendar year to a Traditional IRA maintained by you or your spouse.

     For taxpayers with high income levels, the contribution limits may be reduced or not permitted at all (see below).

Are Contributions to a Roth IRA Tax Deductible?

     Contributions to a Roth IRA are not deductible. This is a major difference between Roth IRAs and Traditional IRAs. Contributions to a Traditional IRA may be deductible on your federal income tax return depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

Are the Earnings on my Roth IRA Funds Taxed?

     Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Roth IRA is revoked or you pledge your Roth IRA as security for a loan. If the withdrawal qualifies as a tax-free withdrawal (see below), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

Which is Better, a Roth IRA or a Traditional IRA?

     If you are eligible for both types of IRAs, this will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA vs. a Traditional IRA may depend upon a number of other factors including: your current income tax bracket vs. your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA (see below), how long you expect to leave your contributions in the IRA, whether you would like your beneficiaries to receive non-taxable payments after your death, how much you expect the IRA to earn in the meantime, and possible future tax law changes.

     Consult a qualified tax or financial advisor for assistance on this question.

Are there Any Restrictions on Contributions to my Roth IRA?

     Taxpayers with very high income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than $2,000. This depends upon your filing status and the amount of your adjusted gross income (AGI). The following table shows how the contribution limits are restricted:

                          ROTH IRA CONTRIBUTION LIMITS

                 --------------------------------------------------------------------------------------
                      If You Are                      If You Are                 Then You May Make
                   Single Taxpayer              Married Filing Jointly
                 --------------------------------------------------------------------------------------

                 --------------------------------------------------------------------------------------
                       Up to                            Up to                           Full
                      $95,000                         $150,000                      Contribution
                 --------------------------------------------------------------------------------------
Adjusted         More than $95,000               More than $150,000           Reduced Contribution (see
Gross              but less than                    but less than                 explanation below)
Income               $110,000                         $160,000
(AGI) Level
                 --------------------------------------------------------------------------------------
                       $110,000                       $160,000                 Zero (No Contribution)
                        and up                         and up
                 --------------------------------------------------------------------------------------

     Note: If you are a married taxpayer filing separately, the IRS model IRA, which assumes pending legislation will be enacted, provides that the maximum Roth contribution limit phases out at adjusted gross income levels up to $10,000.

How do I Calculate my Limit if I Fall in the "Reduced Contribution" Range?

     If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal contribution limit ($2,000 or your compensation if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round up to the nearest $10. The contribution limit is the greater of the amount calculated or $200.

     For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit this way:

1. The amount by which your AGI exceeds the lower limit of the reduced contribution deductible range:
                                      ($157,555-$150,000) = $7,555

2.   Divide this by $10,000:                    $ 7,555
                                                -------
                                                $10,000 =  0.7555

3.   Multiply this by $2,000 (or your compensation for the year, if less):

                           0.7555 x $2,000 = $1,511

4.   Subtract this from your $2,000 limit:

                           ($2,000 - $1,551) = $489

5.   Round this up to the nearest $10 = $490

6.   Your contribution limit is the greater of this amount or $200.

     Remember, your Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Traditional IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Traditional IRA.

How Do I Determine My AGI?

     AGI is your gross income minus those deductions which are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

     There are two additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Traditional IRA, your AGI is reduced by the amount of the deduction. Second, if you are converting a Traditional IRA to a Roth IRA in a year (see below), the amount includable in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year or eligibility to convert a Traditional IRA to a Roth IRA. (Note: a bill pending in Congress might affect the first rule -- consult your tax advisor or the IRS for the latest developments.)

What Happens if I Contribute more than Allowed to my Roth IRA?

     The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Traditional IRA for the same year and may be further reduced if you have high AGI. Any amount contributed to the Roth IRA above the maximum is considered an "excess contribution."

     An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

How can I Correct an Excess Contribution?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59_ (unless an exception to the 10% penalty tax applies).

What Happens if I Don't Correct the Excess Contribution by the Tax Return Due Date?

     Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includable in taxable income and may be subject to a 10% premature withdrawal penalty.

     You may reduce the excess contributions by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties for premature withdrawals before age 59_. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

CONVERSION OF EXISTING TRADITIONAL IRA

Can I convert an Existing Traditional IRA into a Roth IRA?

     Yes, starting in 1998 you can convert an existing Traditional IRA into a Roth IRA if you meet the adjusted gross income (AGI) limits described below. Conversion may be accomplished either by establishing a Roth IRA and then transferring the amount in your Traditional IRA you wish to convert to the new Roth IRA. Or, if you want to convert an existing Traditional IRA with Investors Fiduciary Trust as custodian to a Roth IRA, you may give us directions to convert.

     You are eligible to convert a Traditional IRA to a Roth IRA if, for the year of the conversion, your AGI is $100,000 or less. The same limit applies to married and single taxpayers, and the limit is not indexed to cost-of-living increases. Married taxpayers are eligible to convert a Traditional IRA to a Roth IRA only if they file a joint income tax return; married taxpayers filing separately are not eligible to convert.

     Note: No contributions other than Roth IRA conversion contributions made during the same tax year should be deposited in a single Roth IRA conversion account.

     Caution: You should be extremely cautious in converting an existing IRA into a Roth IRA early in a year if there is any possibility that your AGI for the year will exceed $100,000. Although a bill pending in Congress would permit you to transfer amounts back to your Traditional IRA if your AGI exceeds $100,000, under the current rules, if you have already converted during a year and you turn out to have more than $100,000 of AGI, there may be adverse tax results for you. Consult your tax advisor or the IRS for the latest developments.

What are the Tax Results from Converting?

     The taxable amount in your Traditional IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Traditional IRA are taxable except for your prior non-deductible contributions to the Traditional IRA.

     If you make the conversion during 1998, the taxable income is spread over four years. In other words, you would include one quarter of the taxable amount on your federal income tax return for 1998, 1999, 2000 and 2001.

Should I convert my Traditional IRA to a Roth IRA?

     Only you can answer this question, in consultation with your tax or financial advisors. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable or if you want to defer income and make it possible for your beneficiaries to receive distributions without paying income tax (see below). The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

TRANSFERS/ROLLOVERS

Can I Transfer or Roll Over a Distribution I Receive from my Employer's Retirement Plan into a Roth IRA?

     Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) are not eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Traditional IRA and then to convert the Traditional IRA to Roth IRA (see above). Consult your tax or financial advisor for further information on this possibility.

Can I Make a Rollover from my Roth IRA to another Roth IRA?

     You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Roth IRA custodian to transfer amounts directly to another Roth IRA custodian; such a direct transfer does not count as a rollover.)

How Do Rollovers Affect my Roth IRA Contribution Limits?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

WITHDRAWALS

When can I make withdrawals from my Roth IRA?

     You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax-free. This means that you (or your beneficiaries) pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

When must I start making withdrawals?

     There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Traditional IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70-1/2.

     After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. Also, if your surviving spouse is your designated beneficiary, the spouse may defer the start of distributions until you would have reached age 70 _ had you lived.

     Your surviving spouse may also be able to roll the Roth IRA into his or her own Roth IRA after your death, thereby avoiding the need to take lifetime distributions. Consult your personal tax advisor about whether this is possible at the time of death.

What are the requirements for a tax-free withdrawal?

     To be tax-free, a withdrawal from your Roth IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied:

     You are age 59_ or older when you make the withdrawal.

     The withdrawal is made by your beneficiary after you die.

     You are disabled (as defined in IRS rules) when you make the withdrawal.

     You are using the withdrawal to cover eligible first time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

     There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

     For a Roth IRA that you set up with amounts rolled over or converted from a Traditional IRA, the 5 year period begins with the year in which the conversion or rollover was made. (Note: a bill pending in Congress might affect this rule -- consult your tax advisor or the IRS for the latest developments.)

     For a Roth IRA that you started with a normal contribution, the 5 year period starts with the year for which you make the initial normal contribution.

How Are Withdrawals From My Roth IRA Taxed if the Tax-Free Requirements are not Met?

     If the qualified withdrawal requirements are not met, a withdrawal consisting of your own prior contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includable in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty. All amounts withdrawn from your Roth IRA are considered withdrawals of your contributions until you have withdrawn the entire amount you have contributed. After that, all amounts withdrawn are considered taxable withdrawals of dividends and gains.

     Note that, for purposes of determining what portion of any distribution is includable in income, all of your Roth IRA accounts could be considered as one single account. Amounts withdrawn from any one Roth IRA account are deemed to be withdrawn from contributions first. Since all your Roth IRAs are considered to be one account for this purpose, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all contributions made to all of an individual's Roth IRA accounts is withdrawn. The following example illustrates this:

     A single individual contributes $1,000 a year to his Seligman Roth IRA account and $1,000 a year to the Brand X Roth IRA account over a period of ten years. At the end of 10 years his account balances are as follows:

                                 Principal             Earnings
                               Contributions
Seligman Roth IRA                 $10,000              $10,000

Brand X Roth IRA                  $10,000              $10,000
                                  -------              -------
Total                             $20,000              $20,000

     At the end of 10 years, this person has $40,000 in both Roth IRA accounts, of which $20,000 represents his contributions (aggregated) and $20,000 represents his earnings (aggregated). This individual, who is 40, withdraws $15,000 from his Brand X Roth IRA (not a qualified withdrawal). We look to the aggregate amount of all principal contributions - in this case $20,000 - to determine if the withdrawal is from contributions, and thus non-taxable. In this example, there is no ($0) taxable income as a result of this withdrawal because the $15,000 withdrawal is less than the total amount of aggregated contributions ($20,000). If this individual then withdrew $15,000 from his Seligman Roth IRA, $5,000 would not be taxable (the remaining aggregate contributions) and $10,000 would be treated as taxable income for the year of the withdrawal, subject to regular income taxes and the 10% premature withdrawal penalty (unless an exception applies).

     Note: "Technical corrections" legislation now pending in Congress and expected to be passed, will change the rules and the results discussed above for Roth Conversion IRAs. Under the proposed legislation, in general, separate Roth IRAs established for annual contributions and conversions for separate years are not aggregated as explained above to determine the tax on withdrawals. In addition, the legislation would subject amounts withdrawn from a Roth IRA after rollover and conversion from a Traditional IRA and within a five-year period following conversion to the additional 10% penalty tax discussed below. An additional 10% penalty could apply if there was a conversion in 1998 and the four-year income inclusion rule applies. It is therefore advisable to create separate Roth IRAs for conversions and for future annual Roth IRA contributions. See your tax advisor for more information and the latest developments.

     Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for taxable gains tax treatment.

     Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59_ generally will be considered as an early withdrawal and subject to a 10% penalty tax.

     The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

     The withdrawal was a result of your death or disability.

     The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

          If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59_ to the extent they were includable in your taxable income.

     The withdrawal is used to pay eligible higher education expenses. The expenses must be incurred for education furnished in academic periods beginning after December 31, 1997. These are expenses for tuition, fees, books, and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.

     The withdrawal is used to cover eligible first time homebuyer expenses (as described above in the discussion of tax-free withdrawals).

     The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7?% of your adjusted gross income for that year).

     The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been re-employed for at least 60 days.

What About the 15 percent Penalty Tax?

     The rule imposing a 15% penalty tax on very large withdrawals from tax-favored arrangements (including IRAs, 403(b) arrangements and qualified employer-sponsored plans), or on excess amounts remaining in such tax-favored arrangements at your death, has been repealed. This 15% tax no longer applies.

Important: The discussion of the tax rules for Roth IRAs in this Disclosure Statement is based upon the best available information. However, Roth IRAs are new under the tax laws, and the IRS has not issued regulations or rulings on the operation and tax treatment of Roth IRA accounts. Also, if enacted, legislation now pending in Congress will change some of the rules. Therefore, you should consult your tax advisor for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.

     Also, please see Part Three below which contains important information applicable to all Seligman IRAs.

             Part Three: Rules for All IRAs (Traditional and Roth)

GENERAL INFORMATION

IRA Requirements

     All IRAs must meet certain requirements. Contributions (other than rollover contributions) must be made in cash. The IRA trustee or custodian must be a bank, savings and loan, or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service or by referring to IRS Publication 590.

May I Revoke My IRA?

     You may revoke a newly established Traditional or Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Traditional or Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

     To revoke your Traditional or Roth IRA, mail or deliver a written notice of revocation to Seligman Retirement Services at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your Traditional or Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Traditional or Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

INVESTMENTS

How Are My IRA Contributions Invested?

     You control the investment and reinvestment of contributions to your Traditional or Roth IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your Traditional or Roth IRA or in an investment selection form provided with your Adoption Agreement or from the Fund Distributor or Service Company. You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your Traditional or Roth IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Traditional or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

     Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your Traditional IRA or Roth IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

     Because you control the selection of investments for your Traditional or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Traditional or Roth IRA cannot be guaranteed or projected.

Are There Any Restrictions on the Use of my IRA Assets?

     The tax-exempt status of your Traditional or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Traditional or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59_.

     Any investment in a collectible (for example, rare stamps) by your Traditional or Roth IRA is treated as a withdrawal; the only exception involves certain types of government-sponsored coins or certain types of precious metal bullion.

What Is A Prohibited Transaction?

     Generally, a prohibited transaction is any improper use of the assets in your Traditional or Roth IRA. A prohibited transaction causes loss of the entire IRA's tax exempt status. Some examples of prohibited transactions are:

     Direct or indirect sale or exchange of property between you and your Traditional or Roth IRA.

     Transfer of any property from your Traditional or Roth IRA to yourself or from yourself to your Traditional or Roth IRA.

     You may not use as security for a loan or borrow from your Traditional or Roth IRA. A special rule applies if you pledge any IRA assets as security for a loan. Any portion of your Traditional or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.

FEES AND EXPENSES

Custodian's Fees

     The fees charged by the Custodian for maintaining either a Traditional IRA or a Roth IRA are listed in the Adoption Agreement.




General Fee Policies

     Fees may be paid by you directly, or the Custodian may deduct them from your Traditional or Roth IRA.

     Fees may be changed upon 30 days written notice to you.

     The full annual maintenance fee will be charged for any calendar year during which you have a Traditional or Roth IRA with us. This fee is not prorated for periods of less than one full year.

     If provided for in this Disclosure Statement or the Adoption Agreement, termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

     The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule, provided they are disclosed to you in advance.

Other Charges

     There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your Traditional IRA or Roth IRA is invested. Before investing, be sure to read carefully the current prospectus of any Fund you are considering as an investment for your Traditional IRA or Roth IRA for a description of applicable charges.

TAX MATTERS

What IRA Reports does the Custodian Issue?

     The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

     The Custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Traditional IRA to a Roth
IRA) or regular contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

What Tax Information Must I Report to the IRS?

     You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your Traditional IRA. If your beneficiary fails to make required minimum withdrawals from your Traditional or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

     For Traditional IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Traditional IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Traditional IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions. A $50 penalty may be assessed for each failure to fill out Form 8606.

Which Withdrawals Are Subject to Withholding?

Roth IRA

     Federal income tax will be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA, unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Traditional IRA

     Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Traditional IRA, unless you elect not to have tax withheld. Withdrawals from a Traditional IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ACCOUNT TERMINATION

     You may terminate your Traditional IRA or Roth IRA at any time after its establishment by sending a completed withdrawal form, or a transfer authorization form, to:

                            Retirement Plan Services
                            c/o Seligman Data Corp.
                                100 Park Avenue
                               New York, NY 10017

     Your Traditional IRA or Roth IRA with Seligman will terminate upon the first to occur of the following:

     The date your properly executed withdrawal form (as described above) withdrawing your total Traditional IRA or Roth IRA balance is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.

     The date the Traditional IRA or Roth IRA ceases to qualify under the tax code. This will be deemed a termination.

     The transfer of the Traditional IRA or Roth IRA to another custodian/trustee.

     The rollover of the amounts in the Traditional IRA or Roth IRA to another custodian/trustee.

     Any outstanding fees must be received prior to such a termination of your account.

     The amount you receive from your IRA upon termination of the account (other than by transfer to a successor custodian/trustee) will be treated as a withdrawal, and thus the rules relating to Traditional IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59_, the 10% early withdrawal penalty may apply to the taxable amount you receive.

IRA DOCUMENTS

Traditional IRA

     The terms contained in Articles I to VII of Part One of the Seligman Traditional Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A (IRA Form I) for use in establishing a Traditional IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Traditional IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Traditional IRA or of any investment permitted by the Traditional IRA.

Roth IRA

The terms contained in Articles I through VII of (IRA Form II) of the Seligman Roth Individual Retirement Account Custodial Agreement have been promulgated by the IRS in Form 5305-RA (IRA Form II) for use in establishing a Roth IRA Custodial Account that meets the requirements of Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or any investment permitted by the Roth IRA.

ADDITIONAL INFORMATION

You must use a separate adoption agreement and IRS Form for Traditional and Roth IRAs, and if you wish to establish different types of Roth IRAs. For additional information you may write to the following address or call the following telephone number.

                            Retirement Plan Services
                              Seligman Data Corp.
                                100 Park Avenue
                               New York, NY 10017

                                  800-445-1777

                                  Seligman IRA
                              Custodial Agreement
          Form I: Provisions applicable to Traditional IRAs Provisions

     The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A for use in establishing an individual retirement custodial account.

Article I.

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

Article II.

        The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV.

     1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70_. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single-sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually ha been made before that date.

     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70_. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V.

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI.

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII.

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

Article VIII.

     1. As used in this Article VIII the following terms have the following meanings:

     "Account" or "Custodial Account" means the individual retirement account established hereunder as a Traditional Individual Retirement Account, as specified by the Depositor. See Section 24 below.

     "Custodian" means Investors Fiduciary Trust Company.

     "Fund" means any registered investment company which is advised, sponsored or distributed by Seligman Financial Services; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.

     "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

     In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

     "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

     "Sponsor" means Seligman Financial Services.

     2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

     The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

     3. All contributions to the Custodial Account shall be in cash or if rollover IRAs, in cash or shares of mutual funds available for investment and shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to Seligman Retirement Services c/o Seligman Data Corp. (in such form as may be acceptable to Seligman) may direct.

     The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

     All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

     All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

     4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

     5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

     Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

     6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

     The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

     7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

     8. The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

     9. The Custodian reserves the right to let you elect whether or not life expectancies will be recalculated in connection with required minimum distributions from your IRA, provided, however, that we give you notice of our election. Alternatively, the Custodian may require recalculation to the extent legally applicable.

     As described in Article IV, Section 3, or this Agreement, you may make an election to begin receiving payments from your IRA in a manner that satisfies the required minimum distribution rules no later than April 1 of the year following the year you reach age 70_. (This is called the "required beginning date.") If you fail to make such an election by your required beginning date, we can do any one of the following:

     make no payment until you give us a proper payment request;

     pay your entire IRA to you in a single sum payment; or

     calculate your required minimum distribution from your IRA each year based on your single life expectancy (not recalculated) and pay those distributions to you until you direct otherwise.

     The Custodian will not be liable for any penalties or taxes related to your failure to take a distribution. Consistent with Article VIII, Section 10, the Custodian is not obligated to make any distributions absent a specific written direction, in a form acceptable to and filed with Custodian, for the Depositor or designated beneficiary to do so.

     Except in the case of the Depositor's death or disability (as defined in section 72(m)(7) of the Code), or the attainment of age 59_, before distributing an amount from the account, the Custodian may require from the Depositor a declaration of the Depositor's intention as to the disposition of the amount distributed. The Custodian may at its option require each (monthly, quarterly, semiannually, etc.) distribution in an installment series to meet certain minimum amounts, which may necessitate the distribution of amounts greater than otherwise required under Article IV.

     10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution (except if no instructions have been received by the required beginning date of the Custodial Account), Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian

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



has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

 11. (a) The Depositor may designated and re-designate his beneficiary or beneficiaries in writing on a form provided by the Custodian for such purpose. The Custodian may in its discretion limit the designation of beneficiary to those contemplated in the form provided, or may permit the Depositor to provide his or her own form, subject tot the Custodian's review and written acceptance. Upon the Depositor's death, such beneficiary(ies) shall be entitled to the balance in the Custodial account of the Depositor. Such designation may be changed or revoked only by written instrument filed with the Custodian. The Custodian may rely upon the last written designation received by it, which shall supersede all prior designations. If the beneficiary(ies) should predecease the Depositor, the designation shall be ineffective. Subject to the provisions of the law, if another designation is not made, or if no designation is in effect at the time of the Depositor's death, a married Depositor's beneficiary shall be his or her surviving spouse, and an unmarried Depositor's beneficiary shall be the Depositor's estate.

     (b) Notwithstanding anything to the contrary in paragraph 11(a) above, upon the Depositor's death, a surviving spouse beneficiary may designate and re-designate his or her beneficiary or beneficiaries in writing on a form provided (or accepted) by the Custodian for such purpose. a manner similar to that provided for the Depositor above, such beneficiary(ies) shall be entitled to the balance in the Custodial account upon the death of the surviving spouse.

     (c) Where there is more than one beneficiary designated, distributions from the Custodial account shall be made in the manner specified in the Designation of Beneficiary section of the Application or, in the absence of any such specification, distributions shall be made pro rata among those beneficiaries who are alive at the time of the distribution.

 12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

     (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

     (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for administration of the Custodial Account.

     (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requireme

 13. (a) Depositor consents in advance to amendments by the Custodian, provided (i) the Custodian does not change the investments available under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Any amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

          Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

     (b) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

     (c) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

 14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 60 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in

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



          a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.

     (b) Upon termination of the Custodial Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieve from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

 15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party, provided, however that the Custodian shall remain a bank or other IRS-approved custodian.

     (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

     (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts) under election filed by the Depositor, tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

     (d) Not later than May 31 after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

     (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. No s shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

     (f) Depositor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except tha which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with
          Section 10, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

     (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

     (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrumen paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

 16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor. The Custodian shall, with prior notice to the Depositor, also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

     (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and al other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to

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



          it in connection with the Custodial Account) shall be charged to the Custodial Account.

     (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

 17. (a) Upon 60 days' prior written notice to the Custodian, Depositor or Seligman Retirement Services, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 60 days' prior written notice to Seligman Retirement Services c/o Seligman Data Corp., whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian.

     (b) The successor custodian shall be a bank, savings and loan, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

     (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

     18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

     19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

     20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.

     21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

     This Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available.

     If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

     However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

     22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) will not render such advice.

     23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

     24. The legal documents governing the Custodial Account are as follows:

(a) An Adoption Agreement in which the Depositor designates the Custodial Account as a Traditional IRA (a separate account will be established for such IRA). Once Custodial Account may not serve as a Roth IRA and a Traditional IRA (through the use of sub-accounts or otherwise).

     25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

     26. If the Depositor maintains an Individual Retirement Account under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of Form II and a separate Adoption Agreement

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



by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedures.

     27. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

                  Form II: Provisions applicable to Roth IRAs

     The following provisions of Article I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA for use in establishing a Roth Individual Retirement Custodial Account.

Article I.

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

     2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article II.

     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article III.

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article IV.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV.

     1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

     (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

     If distributions do no begin by the date described in (b), distribution method (a) will apply.

     2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article V.

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VI.

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VII.

     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the Account Application.

Article VIII.

     1. As used in this Article VIII the following terms have the following meanings:

     "Account" or "Custodial Account" means the individual retirement account established hereunder as a Roth Individual Retirement Account as specified by the Depositor. See Section 24 below.

     "Custodian" means Investors Fiduciary Trust Company.

     "Fund" means any registered investment company which is advised, sponsored or distributed by Seligman Financial Services; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.

     "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

     In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

     "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

     "Sponsor" means Seligman Financial Services.

     2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

     The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

     3. All contributions to the Custodial Account shall be in cash or if rollover IRAs, in cash or shares of mutual funds available for investment and shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to Seligman Retirement Services c/o Seligman Data Corp. (in such form as may be acceptable to Seligman) may direct.

     The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

     All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

     All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

     4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

     5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

     Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

     6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

     The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

     7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

     8. The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is

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received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

     9. Except in the case of the Depositor's death or disability (as defined in section 72(m)(7) of the Code), or the attainment of age 59_, before distributing an amount from the account, the Custodian may require from the Depositor a declaration of the Depositor's intention as to the disposition of the amount distributed. The Custodian may at its option require each (monthly, quarterly, semiannually, etc.) distribution in an installment series to meet certain minimum amounts, which may necessitate the distribution of amounts greater than otherwise required under Article IV.

     10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

     11. (a) The Depositor may designate and re-designate his beneficiary or beneficiaries in writing on a form provided by the Custodian for such purpose. The Custodian may in its discretion limit the designation of beneficiary to those contemplated in the form provided, or may permit the Depositor to provide his or her own form, subject tot the Custodian's review and written acceptance. Upon the Depositor's death, such beneficiary(ies) shall be entitled to the balance in the Custodial account of the Depositor. Such designation may be changed or revoked only by written instrument filed with the Custodian. The Custodian may rely upon the last written designation received by it, which shall supersede all prior designations. If the beneficiary(ies) should predecease the Depositor, the designation shall be ineffective. Subject to the provisions of the law, if another designation is not made, or if no designation is in effect at the time of the Depositor's death, a married Depositor's beneficiary shall be his or her surviving spouse, and an unmarried Depositor's beneficiary shall be the Depositor's estate.

          (b) Notwithstanding anything to the contrary in paragraph 11 above, upon the Depositor's death, to the extent permitted by the law at that time, a surviving spouse beneficiary may designate and re-designate his or her beneficiary or beneficiaries in writing on a form provided (o accepted) by the Custodian for such purpose. In a manner similar to that provided for the Depositor in paragraph 11 above, such beneficiary(ies) shall be entitled to the balance in the Custodial account upon the death of the surviving spouse.

          (c) Where there is more than one beneficiary designated, distributions from the Custodial account shall be made in the manner specified in the Designation of Beneficiary section of the Application or, in the absence of any such specification, distributions shall be made pro rata among those beneficiaries who are alive at the time of the distribution.

     12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or
               Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

          (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

          (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for administration of the Custodial Account.

          (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.

     13. (a) Depositor consents in advance to amendments by the Custodian, provided (i) the Custodian does not change the investments available under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Any amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 60 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

               Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's Custodial Account in accordance with such

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



               requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

          (b) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

          (c) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

     14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 60 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.

          (b) Upon termination of the Custodial Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieve from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

     15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party, provided, however that the Custodian shall remain a bank or other IRS-approved custodian.

          (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

          (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

          (d) Not later than May 31 after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

          (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. No s shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

          (f) Depositor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except tha which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct,
               (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or
               (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

          (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

          (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrumen paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

     16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor.

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               The Custodian shall, with prior notice to the Depositor, also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

          (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and al other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account.

          (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

     17. (a) Upon 60 days' prior written notice to the Custodian, Depositor or Seligman Retirement Services c/o Seligman Data Corp., as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 60 days' prior written notice to Seligman Retirement Services c/o Seligman Data Corp., whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian.

          (b) The successor custodian shall be a bank, savings and loan, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

          (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

     18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

     19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

     20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.

     21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

     If in the Adoption Agreement Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodi Account to the extent permitted in such Code section.

     If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

     However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

     22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) will not render such advice.

     23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

     24. The legal documents governing the Custodial Account are as follows:

(a) An Adoption Agreement in which the Depositor designates the Custodial Account as a Roth IRA (a separate account will be established for such IRA). Once Custodial Account may not serve as a Roth IRA and a Traditional IRA (through the use of sub-accounts or otherwise). The IRS recommends that separate

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"regular" Roth IRAs and Conversion Roth IRAs should also be established in order to avoid tax problems under pending legislation.

     25. Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

     26. If the Depositor maintains an Individual Retirement Account under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of a separate Form II and the Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedures.

     27. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

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